Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated July 15, 2009, which appears on page F-1 of the Annual Report on Form 10-K relating to the consolidated financial statements of Recovery Energy, Inc. f/k/a Universal Holdings, Inc. and Subsidiary.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ WEBB & COMPANY, P.A.

WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach. Florida
January 11, 2010